Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kevin Russell

Aware, Inc.
781-276-4000

Aware, Inc. Reports Second Quarter 2019

Financial Results

BEDFORD, MASS. – July 30, 2019 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services, today reported financial results for its second quarter ended June 30, 2019.

Revenue for the second quarter of 2019 was $3.0 million compared to $3.8 million in the same quarter last year. Operating loss in the second quarter of 2019 was $1.2 million compared to an operating loss of $0.4 million in the second quarter of 2018.

The decrease in revenue and higher operating loss in the current three month period compared to the corresponding period last year was primarily due to: i) lower biometrics software license sales, ii) lower imaging software license sales; and iii) lower services revenue. This was partially offset by lower total costs and expenses.

Net loss in the second quarter of 2019 was $0.9 million, or $0.04 per diluted share, which compares to a net loss of $0.2 million, or $0.01 per diluted share, in the same period a year ago.

Revenue for the first six months of 2019 was $6.74 million compared to $6.67 million in the same six month period last year. Operating loss for the first six months of 2019 was $1.2 million compared to operating loss of $1.1 million in the same six month period last year. The increase in revenue was primarily due to higher services revenue that was partially offset by lower imaging software license sales. The higher operating loss was primarily due to higher total costs and expenses that was partially offset by higher revenue and income from a patent arrangement.

Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com

Aware, Inc. Reports Second Quarter 2019 Financial Results	Page 2

Net loss for the first six months of 2019 and 2018 was $0.7 million, or $0.03 per diluted share for both periods.

Kevin Russell, Aware’s chief executive officer and president, said "Our revenue results for the second quarter did not meet our expectations.  Our quarterly revenue and earnings fluctuate based on the timing of the delivery of licenses and services for projects.  Financial results this quarter reflect these fluctuations.  We continue to make investments in product and business development with respect to enhancing our biometric solutions in the government, commercial and mobile markets and are encouraged by the level of interest in our product offerings and, in particular, Knomi™, our mobile biometric authentication framework solution."

About Aware

Aware is a leading provider of biometrics software products and development services to governments, system integrators, and solution providers globally. Our products include SDKs, software components, workstation applications, and a modular, centralized, service-oriented platform. They fulfill a broad range of functions critical to biometric authentication and search, including face, fingerprint, iris, and voice capture, sample quality assurance, data compliance, capture hardware peripheral abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products apply biometrics to enable identity-centric security solutions for applications including banking and payments, border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

See Aware’s website for more information about our biometrics software products.

Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com

Aware, Inc. Reports Second Quarter 2019 Financial Results	Page 3

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, and the growth of the biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) the biometrics market may not experience significant growth or our products may not achieve broad acceptance; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) we rely on third party software to develop and provide our solutions and significant defects in third party software could harm our business; xi) our operational systems and networks and products may be subject to an increasing risk of continually evolving cybersecurity or other technological risks which could result in the disclosure of company or customer confidential information, damage to our reputation, additional costs, regulatory penalties and financial losses; xii) our intellectual property is subject to limited protection; xiii) we may be sued by third parties for alleged infringement of their proprietary rights; xiv) we must attract and retain key personnel; xv) we rely on single sources of supply for certain components used in our hardware products; xvi) our business may be affected by government regulations and adverse economic conditions; xvii) we may make acquisitions that could adversely affect our results, and xviii) we may have additional tax liabilities.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2018 and other reports and filings made with the Securities and Exchange Commission.

Aware and Knomi are trademarks or registered trademarks of Aware, Inc. Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com

Aware, Inc. Reports Second Quarter 2019 Financial Results	Page 4

AWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Software licenses	$1,189	$1,659	$2,725	$3,133
Software maintenance	1,320	1,402	2,675	2,696
Services	503	699	1,344	842
Total revenue	3,012	3,760	6,744	6,671

Costs and expenses:
Cost of services	321	370	839	420
Research and development	2,091	1,887	3,851	3,762
Selling and marketing	909	1,013	1,736	1,937
General and administrative	874	871	1,595	1,656
Total costs and expenses	4,195	4,141	8,021	7,775
Patent related income	-	-	49	-

Operating loss	(1,183)	(381)	(1,228)	(1,104)
Interest income	278	201	553	363
Loss before provision for (benefit from) income taxes	(905)	(180)	(675)	(741)
Provision for (benefit from) income taxes	33	8	35	(58)
Net loss	($938)	($188)	($710)	($683)

Net loss per share – basic	($0.04)	($0.01)	($0.03)	($0.03)
Net loss per share – diluted	($0.04)	($0.01)	($0.03)	($0.03)

Weighted-average shares – basic	21,537	21,534	21,551	21,540
Weighted-average shares – diluted	21,537	21,534	21,551	21,540

Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com

Aware, Inc. Reports Second Quarter 2019 Financial Results	Page 5

AWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Cash and investments	$48,959	$51,612
Accounts and unbilled receivables, net	6,595	5,289
Property and equipment, net	3,933	4,085
Deferred tax assets	5,334	5,171
All other assets, net	234	284

Total assets	$65,055	$66,441

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$1,520	$1,445
Deferred revenue	2,424	3,099
Total stockholders’ equity	61,111	61,897

Total liabilities and stockholders’ equity	$65,055	$66,441

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Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com